UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 13, 2007

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Senesco Technologies, Inc. (the “Company”), at a regularly scheduled meeting which was held on December 13, 2007, approved the recommendation of the Company’s Compensation Committee to increase the annual base salary of some of its executive officers as follows:

•                  Joel P. Brooks, the Company’s Chief Financial Officer and Treasurer from $145,000 to $150,800;

•                  Sascha P. Fedyszyn, the Company’s Vice President of Corporate Development and Secretary, from $97,500 to $101,400; and

•                  Richard Dondero, the Company’s Vice President of Research and Development, from $125,000 to $130,000.

Each of the foregoing increases in salary will be effective January 1, 2008.  Other than the increases described above, the terms of each of the above executive officer’s employment with the Company have not changed.  The Board did not change the salary or employment agreement of Bruce Galton, the Company’s President and Chief Executive Officer and did not change the consulting fee for John E. Thompson, Ph.D., the Company’s Executive Vice President and Chief Scientific Officer.  As previously disclosed, Mr. Galton’s salary was previously increased effective July 1, 2007.

In addition, the Board approved the following previously disclosed grants to its executive officers:

Options and Restricted Stock Units under the Company’s Short-Term Incentive Plan

•                  Mr. Galton received 50,255 restricted stock units;

•                  Mr. Brooks received 37,275 restricted stock units;

•                  Mr. Fedyszyn received 25,200 restricted stock units;

•                  Mr. Thompson received 52,676 options; and

•                  Mr. Dondero received 71,924 options.

Each of the restricted stock units and options vest upon the achievement of certain short term performance milestones for fiscal 2008 approved by the Compensation Committee, the achievement of which is subject to the determination of the Compensation Committee.  The options have an exercise price equal to $0.99.

Options and Restricted Stock Units under the Company’s Long-Term Incentive Plan

•                  Mr. Galton received 125,000 restricted stock units;

•                  Mr. Brooks received 50,000 restricted stock units;

•                  Mr. Fedyszyn received 50,000 restricted stock units;

•                  Mr. Thompson received 250,000 options; and

•                  Mr. Dondero received 300,000 options.

Each of the restricted stock units and options vest upon the achievement of certain long term performance milestones approved by the Compensation Committee, the achievement of which is subject to the determination of the Compensation Committee.  The options have an exercise price equal to $0.99.

Finally, the Board approved the following grants of options to its non-employee members:

•                  Mr. Stalder received 80,000 options;

•                  Mr. Braca received 80,000 options;

•                  Mr. Forbes received 50,000 options;

•                  Mr. Quick received 20,000 options;

•                  Mr. Rector received 80,000 options; and

•                  Mr. VanHulst received 40,000 options.

One half of such options vest immediately and one half vest one year from the date of grant.  All of the options have an exercise price equal to $0.99, except for Mr. Forbes which has an exercise price of $1.09.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: December 18, 2007	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer